This Agreement made this October 23, 2008, by and between Wakabayashi Fund, LLC., a Japanese Limited Liability Company, whose address is 4-13-20 Mita Minato-Ku, Tokyo, Japan 108-0073, hereinafter referred to as "WAKABAYASHI FUND" or "Consultant" and XEDAR CORPORATION, a Colorado corporation, its agents, successors or assigns, hereinafter referred to as "XEDAR CORPORATION" OR "Client", whose address 3773 Cherry Creek, North Drive, Suite 995, Denver, CO 80209 Telephone No: 303.377.0111; Fax No: 303.377.0632 Symbol: XDRC (Exchange: OTC BB)

Whereas Consultant is in the business of providing Institutional Investor relations Services and whereas XEDAR CORPORATION desires to retain Consultant for the following purposes: For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, WAKABAYASHI FUND and XEDAR CORPORATION, collectively "THE PARTIES", hereby covenant and agree as follows:

1. **Services**
WAKABAYASHI FUND is hereby engaged to provide Public Relations services (non-exclusive) including serving as an investment banking liaison, obtaining write ups about the company and acting as an institutional public relations consultant for a period from the date hereof until December 31, 2008 (the "term").

2. **Compensation**
XEDAR CORPORATION hereby agrees to pay WAKABAYASHI FUND for the services set forth in Paragraph 1, the following non-refundable retainer items:

   a. The issuance of 166,667 shares of common stock upfront: said shares shall be issued within five days after the date hereof. Such stock cannot be issued pursuant to an S-8 Registration statement. The shares are not in contravention of Section 5 of the Securities Act of 1933 and specifically with sections 5a and 5c there under.

   b. WAKABAYASHI FUND will also incorporate a free look clause whereby XEDAR CORPORATION may request to verify our long position in XEDAR CORPORATION's stock as well as incorporate a proprietary restrictive clause which precludes any liquidation of our vested stock until the termination of our contract.

   c. XEDAR CORPORATION shall pay consultant out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to prior written budget approval by XEDAR CORPORATION.

3. **Termination of Agreement**
This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:
   a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
   b. Upon the other party taking the benefit of any insolvency law;
   c. Upon the other party having or applying for a receiver appointed for either party; and/or
   d. Mutual consent of the parties.

4. **Notices**
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5. **Attorney Fees**
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6. **Time is of the Essence**
Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7. **Inurement**
This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant shall not assign this agreement.

8. **Entire Agreement**
This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9. **Amendments**
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10. **Waivers**
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11. **Non-Waiver**
The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12. **Construction of Agreement**
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13. **Non-Circumvention Agreement**
XEDAR CORPORATION agrees, represents and warrants hereby that it shall not circumvent WAKABAYASHI FUND with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor specifically introduced by WAKABAYASHI FUND to XEDAR CORPORATION nor with respect to any transaction or other business opportunity proposed by, assisted with or otherwise promoted by WAKABAYASHI FUND for the benefit of XEDAR CORPORATION pursuant to the terms with WAKABAYASHI FUND for the purpose of, without limitation, this Agreement and for a period of twelve (12) months from the date of execution by THE PARTIES of this Agreement or the introduction to a specific financing source.

14. **Applicable Law**
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW YORK FOR WHICH THE COURTS IN NEW YORK CITY, NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

15. **Counterparts**

This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

16. **Facsimile**

A facsimile copy of this Agreement is acceptable.

17. **Acceptance of Agreement**

Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

18. **Interstate Commerce**

The Consultant shall undertake to comply at all times with Section 17-b of the Securities Act of 1933.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 23 October 2008, by and between:

WAKABAYASHI FUND, LLC.
A Japanese Limited Liability Company

By: Tadaharu Wakabayashi

Tadaharu Wakabayashi Fund, Director
Date: October 23, 2008

XEDAR CORPORATION
A Colorado Corporation

By: Steve Bragg
Steven M. Bragg, CFO
Date: October 23, 2008

Project Scope

Project Activities: WAKABAYASHI FUND, in providing institutional investor relations services, shall perform the following project specific functions and merge WAKABAYASHI FUND efforts with XEDAR CORPORATION resources, as needed. The emphasis of this investor relation project shall be personal introductions of XEDAR CORPORATION to money managers, fund managers, hedge fund managers, portfolio managers, financial analysts, institutional brokers, venture capitalists, investment bankers, and wholesale/retail market makers. All out-of-pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) shall be pre-approved and paid for by XEDAR CORPORATION

- Conduct and implement strategic planning analysis that combines XEDAR CORPORATION due-diligence and WAKABAYASHI FUND in-house analysis tools to emphasize marketability.
- Coordinate buy-side and sell-side brokerage research coverage introducing XEDAR CORPORATION to these sources and facilitating their institutional research. This provides XEDAR CORPORATION and WAKABAYASHI FUND additional analysis reports from promoting services.
- Investment banking introductions.
- Real – time stock monitoring
- Develop story development project related Executive Summary for mail-out / distribution, which is flexible and updated to the ongoing developments of the XEDAR CORPORATION
- Media Placement
- Syndication of stories and feature feeds to more than 800,000 newspapers, radio, television and web content producers, print editors, bloggers, columnists, financial / industry analysts, reporters / writers / columnists, nationwide and internationally
- Clipping services – to document media coverage
- Plan marketing campaign matching XEDAR CORPORATION to WAKABAYASHI FUND'S proprietary contact base and other investment prospects / sources anchored by Internet presence
- CEO, Officer and Director Profiles
- Crisis Management
- Development of multiple mediums of advertising equivalency in public relations / media placements
- Develop comprehensive press list based upon trade and institutional investment related publications
- Create list of project specific publications and electronic advertising sources for print and Internet
- Target of one on one institutional investor meetings and conference calls with the most desirable in microcap, small cap and mid cap decision making analysts and portfolio managers of corporate, business and family funds
- Corporate message refinement that is flexible according to ongoing developments
- Fact Sheets flexible to ongoing developments
- Implement print media articles and advertising (company initiated only)
- Design print ads for trade and investment related publications
- Maintain Website Optimization and Analization
- PowerPoint / slide presentations
- Tele-conference call, including scripting, Q&A preparation, and thorough details for successful presentation

- Honest feedback from all meetings to allow complete knowledge of ongoing relationships and enhancements of messaging
- Development of Analysts research coverage and comparable inclusion
- Nurture of current and potential investors
- Mail processing and request fulfillment
- Investment Banking introductions
- Board of Directors development and relations
- Annual Meetings
- Peer Group / Industry Analysis
- Perception audits of the investment community

Optional Project Activities: These ancillary projects can be provided at XEDAR CORPORATION's discretion and cost.

- Conduct road shows, with direct XEDAR CORPORATION's participation, in cities targeted because of XEDAR CORPORATION's institutional investor contact base
- Design and Coordinate Trade Booths
- Attend trade shows and conferences
- Hold press/analysts seminars for institutional investors and investment managers
- Develop investor relations section on XEDAR CORPORATION's website
- Develop project related web pages
- Write media alerts and press releases to continuously generate press relating to XEDAR CORPORATION and its stock performance, emphasizing both standard and Internet dissemination (company initiated only)
- Plan and implement direct mail campaign to WAKABAYASHI FUND'S contact base and XEDAR CORPORATION's related contacts with follow-up telephone sales contact
- Annual Reports: assisting in the writing as well as assisting and directing to the designers, graphic artists and printers for the complete management of the publication